Massimo Ponzellini
9/15/2023

Board of Directors
micromobility.com Inc.
32 Old Slip
New York, 10013

Dear Salvatore,

I am writing to formally resign from my position as a Director of the Board at micromobility.com Inc., effective immediately.

I have greatly appreciated the opportunity to serve on the board and contribute to micromobility.com's growth. I am confident in the board's and executive team's abilities to continue leading the company successfully.

Thank you for the privilege of serving on the board.

Sincerely,

Massimo Ponzellini

DocuSigned by:
Massimo Ponzellini
FFD83D48F46C4DD...